FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler /Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FOURTH QUARTER AND FULL-YEAR 2017 FINANCIAL RESULTS

MIAMI, FL, March 1, 2018 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three months and year ended December 31, 2017.

GAAP Financial Results

Fourth quarter of 2017 revenues were $435.7 million, compared to revenues of $412.8 million in the fourth quarter of 2016. The Company recorded operating income of $47.7 million in the fourth quarter of 2017, compared to operating income of $30.8 million in the fourth quarter of 2016. Net income attributed to Vector Group Ltd. for the fourth quarter of 2017 was $42.7 million, or $0.27 per diluted common share, compared to net income of $4.6 million, or $0.03 per diluted common share, in the fourth quarter of 2016.

For the year ended December 31, 2017 revenues were $1.81 billion, compared to revenues of $1.69 billion for the year ended December 31, 2016. The Company recorded operating income of $233.7 million for the year ended December 31, 2017, compared to operating income of $233.0 million for the year ended December 31, 2016. Net income attributed to Vector Group Ltd. for the year ended December 31, 2017 was $84.6 million, or $0.59 per diluted common share, compared to net income of $71.1 million, or $0.53 per diluted common share for the year ended December 31, 2016.

Non-GAAP Financial Measures

Non-GAAP financial measures also include adjustments for the one-time non-cash benefit from the Tax Cuts and Jobs Act of 2017 arising out of the remeasurement of certain deferred tax assets and liabilities, purchase accounting associated with the Company’s acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC in December 2013, litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, stock-based compensation expense (for purposes of Adjusted EBITDA only) and non-cash interest expense associated with the Company’s convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three months and years ended December 31, 2017 and 2016 are included in Tables 2 through 7.

Three months ended December 31, 2017 compared to the three months ended December 31, 2016
Fourth quarter of 2017 Adjusted EBITDA attributed to Vector Group (as described in Table 2 attached hereto) were $54.9 million compared to $60.5 million for the fourth quarter of 2016.
Adjusted Net Income (as described in Table 3 attached hereto) was $13.0 million or $0.09 per diluted share for the fourth quarter of 2017 and $16.4 million or $0.12 per diluted share for the fourth quarter of 2016.
Adjusted Operating Income (as described in Table 4 attached hereto) was $48.7 million for the fourth quarter of 2017 compared to $52.5 million for the fourth quarter of 2016.

Year ended December 31, 2017 compared to the year ended December 31, 2016
Adjusted EBITDA attributed to Vector Group (as described below and in Table 2 attached hereto) were $257.4 million for the year ended December 31, 2017 compared to $280.2 million in 2016.
Adjusted Net Income (as described below and in Table 3 attached hereto) was $86.2 million or $0.60 per diluted share for the year ended December 31, 2017 and $83.4 million or $0.62 per diluted share for the year ended December 31, 2016.
Adjusted Operating Income (as described below and in Table 4 attached hereto) was $236.4 million for the year ended December 31, 2017 and $260.4 million for the year ended December 31, 2016.
Tobacco Segment Financial Results
For the fourth quarter of 2017, the Tobacco segment had revenues of $257.1 million, compared to $260.9 million for the fourth quarter of 2016. The decline in revenues was primarily due to a 2.8% decline in unit sales volume.
For the year ended December 31, 2017, the Tobacco segment had revenues of $1.08 billion, compared to $1.01 billion for the year ended December 31, 2016. The increase in revenues was primarily due to a 8.1% increase in unit sales volume.
Operating Income from the Tobacco segment was $55.0 million and $240.9 million for the three months and year ended December 31, 2017 compared to $43.8 million and $238.3 million for the three months and year ended December 31, 2016, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the fourth quarter of 2017 and 2016 was $55.8 million and $62.1 million, respectively. Tobacco Adjusted Operating Income for the years ended December 31, 2017 and 2016 was $244.8 million and $258.6 million, respectively.
For the fourth quarter of 2017, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.17 billion units compared to 2.23 billion units for the fourth quarter of 2016. For the year ended December 31, 2017, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 9.15 billion units compared to 8.46 billion for the year ended December 31, 2016.
Liggett’s retail market share increased to 4.0% during the fourth quarter of 2017 and 3.9% for the year ended December 31, 2017. Compared to the fourth quarter of 2016, Liggett’s retail shipments increased 3.6% while the overall industry’s retail shipments declined by 5.2%, according to data from Management Science Associates, Inc. Compared to the year ended December 31, 2016, Liggett’s retail shipments increased 5.2% while the overall industry’s retail shipments declined by 4.1%, according to data from Management Science Associates, Inc.
Real Estate Segment Financial Results
For the fourth quarter of 2017, the Real Estate segment had revenues of $178.9 million, compared to $152.7 million for the fourth quarter of 2016. For the year ended December 31, 2017, the Real Estate segment had revenues of $727.4 million compared to $680.1 million for the year ended December 31, 2016. For the fourth quarter of 2017, the Real Estate segment reported net income of $12.9 million, compared to a net loss of $0.8 million for the fourth quarter of 2016. For the year ended December 31, 2017, the Real Estate segment reported net income of $37.6 million compared to $13.5 million for the year ended December 31, 2016.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment.  For the fourth quarter of 2017, Douglas Elliman had revenues of $177.7 million, compared to $151.5 million for the fourth quarter of 2016. For the year ended December 31, 2017, Douglas Elliman had revenues of $722.3 million compared to $675.3 million for the year ended December 31, 2016. For the fourth quarter of 2017, Douglas Elliman reported net income of $0.9 million, compared to a net loss of $6.1 million for the fourth quarter of 2016. For the year ended December 31, 2017, Douglas Elliman reported net income of $21.4 million compared to $21.1 million for the year ended December 31, 2016.
Non-GAAP Financial Measures

For the fourth quarter of 2017, Real Estate Adjusted EBITDA attributed to the Company (as described in Table 6 attached hereto) were $1.9 million, compared to $0.6 million for the fourth quarter of 2016.
For the year ended December 31, 2017, Real Estate Adjusted EBITDA attributed to the Company were $20.3 million compared to $27.9 million for the year ended December 31, 2016.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment. For the fourth quarter of 2017, Douglas Elliman’s Adjusted EBITDA (as described in Table 7 attached hereto) were $2.4 million ($1.7 million attributed to the Company), compared to negative $0.5 million (negative $0.4 million attributed to the Company) for the fourth quarter of 2016.
For the year ended December 31, 2017, Douglas Elliman’s Adjusted EBITDA were $26.1 million ($18.4 million attributed to the Company), compared to $36.7 million ($25.9 million attributed to the Company) for the year ended December 31, 2016.
For the three months and year ended December 31, 2017, Douglas Elliman achieved closed sales of approximately $6.3 billion and $26.1 billion, compared to $5.7 billion and $24.6 billion for the three months and year ended December 31, 2016.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA (“the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 7 is information relating to the Company’s Non-GAAP Financial Measures for the years ended December 31, 2017 and 2016.

Conference Call to Discuss Fourth Quarter and Full-Year 2017 Results

As previously announced, the Company will host a conference call and webcast on Thursday, March 1, 2018 at 8:30 AM (ET) to discuss fourth quarter 2017 results. Investors can access the call by dialing 800-859-8150 and entering 99976716 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on March 1, 2018 through March 15, 2018. To access the replay, dial 877-656-8905 and enter 99976716 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company’s website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenues:
Tobacco*	$257,074	$260,943	$1,080,950	$1,011,620
Real estate	178,938	152,657	727,364	680,105
E-cigarettes	(358)	(828)	(838)	(776)
Total revenues	435,654	412,772	1,807,476	1,690,949

Expenses:
Cost of sales:
Tobacco*	180,307	180,743	750,768	672,431
Real estate	118,806	93,045	477,278	424,829
E-cigarettes	—	61	—	84
Total cost of sales	299,113	273,849	1,228,046	1,097,344

Operating, selling, administrative and general expenses	88,027	90,519	339,151	340,567
Litigation settlement and judgment expense	800	17,650	6,591	20,000
Restructuring charges	—	—	—	41
Operating income	47,714	30,754	233,688	232,997

Other income (expenses):
Interest expense	(37,539)	(38,528)	(173,685)	(142,982)
Loss on extinguishment of debt	—	—	(34,110)	—
Change in fair value of derivatives embedded within convertible debt	9,777	8,488	35,919	31,710
Equity in (losses) earnings from real estate ventures	(4,962)	1,872	21,395	5,200
Equity in earnings (losses) from investments	2,058	(646)	(765)	(2,754)
(Loss) gain on sale of investment securities available for sale	(114)	2,059	169	2,907
Impairment of investment securities available for sale	(286)	(465)	(465)	(5,381)
Other, net	2,204	1,776	7,022	4,732
Income before provision for income taxes	18,852	5,310	89,168	126,429
Income tax (benefit) expense	(24,099)	2,481	(1,582)	49,163

Net income	42,951	2,829	90,750	77,266

Net (income) loss attributed to non-controlling interest	(227)	1,770	(6,178)	(6,139)

Net income attributed to Vector Group Ltd.	$42,724	$4,599	$84,572	$71,127

Per basic common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.31	$0.03	$0.59	$0.53

Per diluted common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.27	$0.03	$0.59	$0.53

Dividends declared per share	$0.40	$0.38	$1.54	$1.47

* Revenues and cost of sales include federal excise taxes of $109,086, $112,249, $460,561 and $425,980, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income attributed to Vector Group Ltd.	$42,724	$4,599	$84,572	$71,127
Interest expense	37,539	38,528	173,685	142,982
Income tax (benefit) expense	(24,099)	2,481	(1,582)	49,163
Net income (loss) attributed to non-controlling interest	227	(1,770)	6,178	6,139
Depreciation and amortization	4,586	5,492	18,614	22,359
EBITDA	$60,977	$49,330	$281,467	$291,770
Change in fair value of derivatives embedded within convertible debt (a)	(9,777)	(8,488)	(35,919)	(31,710)
Equity in (earnings) losses from investments (b)	(2,058)	646	765	2,754
Loss (gain) on sale of investment securities available for sale	114	(2,059)	(169)	(2,907)
Impairment of investment securities available for sale	286	465	465	5,381
Equity in losses (earnings) from real estate ventures (c)	4,962	(1,872)	(21,395)	(5,200)
Loss on extinguishment of debt	—	—	34,110	—
Stock-based compensation expense (d)	2,431	2,775	10,887	10,052
Litigation settlement and judgment expense (e)	800	17,650	6,591	20,000
Impact of MSA settlement (f)	—	617	(2,721)	247
Restructuring charges	—	—	—	41
Purchase accounting adjustments (g)	(14)	3,029	(2,102)	5,230
Other, net	(2,204)	(1,776)	(7,022)	(4,732)
Adjusted EBITDA	$55,517	$60,317	$264,957	$290,926
Adjusted EBITDA attributed to non-controlling interest	(653)	153	(7,576)	(10,696)
Adjusted EBITDA attributed to Vector Group Ltd.	$54,864	$60,470	$257,381	$280,230

Adjusted EBITDA by Segment
Tobacco	$57,845	$64,598	$253,685	$268,890
E-cigarettes	(283)	(954)	(888)	(1,403)
Real Estate (h)	2,531	419	27,848	38,716
Corporate and Other	(4,576)	(3,746)	(15,688)	(15,277)
Total	$55,517	$60,317	$264,957	$290,926

Adjusted EBITDA Attributed to Vector Group Ltd. by Segment
Tobacco	$57,845	$64,598	$253,685	$268,890
E-cigarettes	(283)	(954)	(888)	(1,403)
Real Estate (i)	1,878	572	20,272	28,020
Corporate and Other	(4,576)	(3,746)	(15,688)	(15,277)
Total	$54,864	$60,470	$257,381	$280,230

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company’s convertible debt.

b.	Represents equity in (earnings) losses recognized from investments that the Company accounts for under the equity method.

c.	Represents equity in losses (earnings) recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

f.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $2,357, $(522), $26,110 and $36,657 for the three months and years ended December 31, 2017 and 2016, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

i.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $1,664, $(368), $18,431 and $25,876 for the three months and years ended December 31, 2017 and 2016, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC’s Adjusted EBITDA for non-controlling interest.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income attributed to Vector Group Ltd.	$42,724	$4,599	$84,572	$71,127

Change in fair value of derivatives embedded within convertible debt	(9,777)	(8,488)	(35,919)	(31,710)
Non-cash amortization of debt discount on convertible debt	16,330	10,905	56,787	38,528
Loss on extinguishment of debt	—	—	34,110	—
Litigation settlement and judgment expense (a)	800	17,650	6,591	20,000
Impact of MSA settlement (b)	—	617	(2,721)	247
Impact of interest expense capitalized to real estate ventures	(9,044)	(3,322)	(6,385)	(11,433)
Restructuring charges	—	—	—	41
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	136	2,489	(800)	5,057
Total adjustments	(1,555)	19,851	51,663	20,730

Tax benefit (expense) related to adjustments	637	(8,060)	(21,156)	(8,416)
Tax benefit from Tax Cuts and Jobs Act of 2017 (d)	(28,845)	—	(28,845)	—

Adjusted Net Income attributed to Vector Group Ltd.	$12,961	$16,390	$86,234	$83,441

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.09	$0.12	$0.60	$0.62

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Represents one-time benefit from change in tax rates to net deferred tax liabilities at December 31, 2017 as a result of Tax Cuts and Jobs Act of 2017.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Operating income	$47,714	$30,754	$233,688	$232,997

Litigation settlement and judgment expense (a)	800	17,650	6,591	20,000
Restructuring expense	—	—	—	41
Impact of MSA settlement (b)	—	617	(2,721)	247
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	193	3,526	(1,133)	7,164
Total adjustments	993	21,793	2,737	27,452

Adjusted Operating Income (d)	$48,707	$52,547	$236,425	$260,449

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$55,000	$43,820	$240,904	$238,293

Litigation settlement and judgment expense (a)	800	17,650	6,591	20,000
Restructuring expense	—	—	—	41
Impact of MSA settlement (b)	—	617	(2,721)	247
Total adjustments	800	18,267	3,870	20,288

Tobacco Adjusted Operating Income	$55,800	$62,087	$244,774	$258,581

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$55,000	$43,820	$240,904	$238,293

Litigation settlement and judgment expense (a)	800	17,650	6,591	20,000
Restructuring expense	—	—	—	41
Impact of MSA settlement (b)	—	617	(2,721)	247
Total adjustments	800	18,267	3,870	20,288

Tobacco Adjusted Operating Income	55,800	62,087	244,774	258,581

Depreciation and amortization	2,023	2,489	8,826	10,224
Stock-based compensation expense	22	22	85	85
Total adjustments	2,045	2,511	8,911	10,309

Tobacco Adjusted EBITDA	$57,845	$64,598	$253,685	$268,890

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL ESTATE SEGMENT (NEW VALLEY LLC) ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income (loss) attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$12,873	$(814)	$37,610	$13,477
Interest expense (a)	13	6	35	20
Income tax (benefit) expense (a)	(17,491)	(556)	210	9,335
Net income (loss) attributed to non-controlling interest (a)	227	(1,770)	6,178	6,139
Depreciation and amortization	2,301	2,613	8,511	10,485
EBITDA	$(2,077)	$(521)	$52,544	$39,456
(Income) loss from non-guarantors other than New Valley LLC	(16)	14	103	98
Equity in losses (earnings) from real estate ventures (b)	4,962	(1,872)	(21,395)	(5,200)
Purchase accounting adjustments (c)	(14)	3,029	(2,102)	5,230
Other, net	(326)	(235)	(1,324)	(939)
Adjusted EBITDA	$2,529	$415	$27,826	$38,645
Adjusted EBITDA attributed to non-controlling interest	(653)	153	(7,576)	(10,696)
Adjusted EBITDA attributed to New Valley LLC	$1,876	$568	$20,250	$27,949

Adjusted EBITDA by Segment
Real Estate (d)	$2,531	$419	$27,848	$38,716
Corporate and Other	(2)	(4)	(22)	(71)
Total (f)	$2,529	$415	$27,826	$38,645

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$1,878	$572	$20,272	$28,020
Corporate and Other	(2)	(4)	(22)	(71)
Total (f)	$1,876	$568	$20,250	$27,949

a.
Amounts are derived from Vector Group Ltd.’s Condensed Consolidated Financial Statements. See Note entitled “Condensed Consolidating Financial Information” contained in Vector Group Ltd.’s Form 10-K for the year ended December 31, 2017.

b.	Represents equity in losses (earnings) recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $2,357, $(522), $26,110 and $36,657 for the three months and year ended December 31, 2017 and 2016, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

e.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $1,664, $(368), $18,431 and $25,876 for the three months and year ended December 31, 2017 and 2016, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC’s Adjusted EBITDA for non-controlling interest.

f.
New Valley’s Adjusted EBITDA does not include an allocation of Vector Group Ltd.’s “Corporate and Other” segment’s expenses (for purposes of computing Adjusted EBITDA contained in Table 2 of this press release) of $4,576, $3,746, $15,688 and $15,277 for the three months and year ended December 31, 2017 and 2016, respectively.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
AND DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income (loss) attributed to Douglas Elliman Realty, LLC	$907	$(6,113)	$21,358	$21,068
Interest expense	8	—	13	—
Income tax (benefit) expense	(695)	177	(47)	1,126
Depreciation and amortization	2,201	2,508	8,108	10,116
Douglas Elliman Realty, LLC EBITDA	$2,421	$(3,428)	$29,432	$32,310
Equity in earnings from real estate ventures (a)	(22)	(70)	(1,138)	(1,062)
Purchase accounting adjustments (b)	(14)	3,029	(2,102)	5,230
Other, net	(28)	(53)	(82)	179
Douglas Elliman Realty, LLC Adjusted EBITDA	$2,357	$(522)	$26,110	$36,657
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to non-controlling interest	(693)	154	(7,679)	(10,781)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	$1,664	$(368)	$18,431	$25,876

a.	Represents equity in earnings recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

b.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.